UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2005 (September 20, 2005)

ENER1, INC.
(Exact name of registrant as specified in its charter)

FLORIDA	0-21138	59-2479377
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 West Cypress Creek Road, Suite 100
Ft. Lauderdale, Florida
(Address of principal executive offices)

33309
(Zip Code)

(954) 556-4020
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On September 20, 2005, Ener1, Inc. (“Ener1”) retained Eisner LLP as its independent registered public accounting firm, effective immediately. Eisner LLP replaces Kaufman, Rossin & Co., who resigned on August 16, 2005. Kaufman’s resignation was reported on Ener1’s Current Report of Form 8-K filed with the Commission on August 19, 2005. The decision to retain Eisner LLP was made by the Audit Committee of Ener1's Board of Directors. Ener1 has issued a press release regarding its retention of Eisner LLP, and a copy of that release is attached hereto as Exhibit 99.1.

During the fiscal years ended December 31, 2004 and 2003 and the subsequent interim period from January 1, 2005 through January 22, 2005: (1) Ener1 did not consult Eisner LLP regarding either the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on Ener1's financial statements; and (2) the Ener1 did not consult Eisner LLP regarding any matter that was the subject of a disagreement or other event reportable pursuant to Item 304(a)(1)(iv) of Regulation S-B.

Item 9.01 Financial Statement and Exhibits

(c) Exhibits.
99.1  Press Release issued by Ener1, Inc. on September 23, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 23, 2005	Ener1, Inc. (Registrant) By: /s/ A. Ernest Toth, Jr. A. Ernest Toth Chief Financial Officer